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                                                                    EXHIBIT 21.1

             REVISED LIST OF SUBSIDIARIES OF MYRIAD GENETICS, INC.

     COMPANY NAME                                JURISDICTION OF INCORPORATION
     ------------                                -----------------------------
Myriad Genetic Laboratories, Inc.                         Delaware
(formerly known as Myriad
Diagnostic Services, Inc.)

Myriad Financial, Inc.                                      Utah